UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2013

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2013, at the 2013 Annual Meeting of Stockholders, the stockholders of Columbia Property Trust, Inc. (the “Company”) approved the 2013 Long-Term Incentive Plan (the “Plan”). The Plan makes available 8,000,000 shares of common stock of the Company for issuance to the Company's employees, non-employee directors and other eligible participants under compensatory arrangement and incentives. The Company's board of directors had previously approved the Plan, subject to approval by the stockholders, and as such it became effective immediately upon stockholder approval. The Plan replaces the 2003 Stock Option Plan and 2003 Independent Director Stock Option Plans. A description of the material terms of the Plan can be found in the section of the Definitive Proxy Statement on Schedule 14A filed by the Company on April 25, 2013 (the “2013 Proxy Statement”) entitled “Proposal 2-2013 Long-Term Incentive Plan” and is incorporated by reference into this current report on Form 8-K.

In addition, the Company's 2013 long-term incentive program, which had been previously approved by the board of directors, subject to shareholder approval of the Plan, became effective immediately upon stockholder approval of the Plan. The program provides for the grant of time and performance-based equity awards for the Company's named executive officers and certain other key employees. The performance-based component of the program is based on the Company's achievement of pre-established financial objectives and varies from 0% (for the Company's Vice Presidents) to 50% (for the Company's Senior Vice Presidents) to 75% (for the Company's Chief Executive Officer). Payout of performance-based equity incentives to the Company's named executive officers requires achievement of threshold levels of the Company's adjusted funds from operations per share, net asset value, revenue and expense control. For the Company's Chief Executive Officer, total target long-term incentive opportunity is set at $1,350,000 and for the Company's acting Principal Financial Officer and interim-Chief Financial Officer, total target long-term incentive opportunity is set at $200,000. For all participants, any performance-based amount is reduced to 50% of the target if only threshold financial objectives are met and increased to 200% of target if high levels of financial performance are achieved. Awards issued under the program will depend on the Company's performance in 2013 and be made, if at all, following the end of 2013. The board of directors has authorized the compensation committee, in its role as administrator of the Plan, to issue the awards contemplated by the program pursuant to the Plan and award agreements on terms and conditions determined by the compensation committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA PROPERTY TRUST, INC.

Dated: July 23, 2013	By:	/s/ WENDY W. GILL
Wendy W. Gill
Chief Accounting Officer, Treasurer, and Principal Financial Officer